                                                                   EXHIBIT 10(a)

           [John Hancock Financial Services, Inc. Letterhead]



May 1, 2001


U.S. SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  John Hancock Variable Annuity Account JF
File Nos. 333-84769 and 811-07451


Dear Commissioners:

         This opinion is being furnished with respect to the filing of Post-Effective Amendment No.2 under the Securities Act of 1933 (Post-Effective Amendment No.13 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account JF as required by Rule 485 under the 1933 Act.

         I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

         I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                Very truly yours,

                                /s/ ARNOLD R. BERGMAN, ESQ
                                    -----------------------

                                Arnold R. Bergman Esq.
                                Counsel